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                                                                EXHIBIT 10.12(b)

                              EMPLOYMENT AGREEMENT

            AGREEMENT by and between Household International, Inc., a company incorporated under the laws of Delaware (the "Company") and William F. Aldinger (the "Executive") dated as of the 14th day of November, 2002.

            The Company has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive following the pending merger (the "Merger") of H2 Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of HSBC Holdings plc (the "Parent"), with and into the Company pursuant to the Agreement and Plan of Merger dated as of November 14, 2002 and to provide the surviving corporation after the Merger with continuity of management. Therefore, in order to accomplish these objectives, the Parent has caused the Company to enter into this Agreement.

            NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

            1. Effective Date. The "Effective Date" shall mean the effective date of the Merger.

            2. Employment Period. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to enter into the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the third anniversary thereof (the "Employment Period").

            3. Terms of Employment. (a) Position and Duties. (i) During the Employment Period, the Executive shall serve as Chairman and Chief Executive Officer of the Company until January 1, 2004 and thereafter as Chairman and Chief Executive Officer of the Company and HSBC North America, Inc., which will include the Company and all other North American businesses of Parent (excluding HSBC Dot.Com, Inc. and other intellectual property companies), in each case, with such authority, duties and responsibilities as are commensurate with such positions, (x) shall serve as a member of Parent Board of Directors (the "Parent Board"), (y) the Executive shall report directly to the Chairman of the Parent and (z) the Executive's principal work location shall be within 35 miles of Prospect Heights, Illinois.

                  (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to, consistent with and subject to the policies applicable to members of the Parent Board (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this
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Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company. A schedule of such activities shall be provided to the Company promptly following the date hereof.

            (b) Compensation. (i) Initial Payment. On the Effective Date, the Company shall make a lump sum payment to the Executive equal to the cash payments to which the Executive would have been entitled to receive under Sections 9(d)(i), 9(d)(ii), 9(d)(iii) and 9(d)(vi) of the Employment Agreement between the Company and the Executive dated as of March 1, 2002 (the "Prior Agreement") had he been terminated by the Company pursuant to a Qualifying Termination (as defined therein) immediately after the Effective Date. For the avoidance of doubt, and notwithstanding anything herein to the contrary, no amounts payable pursuant to this Section 3(b) or Section 8 of this Agreement shall be taken into account in computing any benefits under any plan, program or arrangement of the Company. The Executive shall promptly pay to the Company any refund with respect to any Excise Tax (as defined in Section 8 hereof) or Gross-Up Payment (as defined in Section 8 hereof) due to a recalculation of any amounts due, for whatever reason, it being understood that the Executive would be kept in the same after-tax position (after payment of the Gross-Up Payment) that the Executive would have been in had no Excise Tax been imposed.

                  (ii) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of no less than the annual base salary paid to the Executive as of immediately prior to the date hereof. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the date hereof and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

                  (iii) Annual Bonus. During the Employment Period, the Executive shall receive an annual cash bonus ("Annual Bonus") in an amount at least equal to the annual average of the Executive's bonuses earned with respect to years 1999, 2000, and 2001 (the "Recent Annual Bonus"), pro rated in the case of any partial year during the Employment Period.

                  (iv) Incentive Awards. A. Special Grant. Within 30 days of the Effective Time, or, if the Effective Time occurs during the two-month period prior to March 3, 2003, within 30 days thereafter, subject to the approval of the trustee (the "Trustees") of Parent's Restricted Share Plan (the "Plan"), the Executive will receive a one-time special retention grant of restricted shares of the Parent (the "Special Restricted Shares") pursuant to the Plan, with a value equal to $10,000,000 (the "Restricted Share Value"), based on the closing price (the "Fair Market Value"), as of the date of grant of such Special Restricted Shares, of ordinary shares of the Parent on the principal stock exchange on which such shares are traded. The number of Special Restricted Shares granted shall be determined by dividing the Restricted Share Value by the


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Fair Market Value on the date of grant of such Special Restricted Shares. The
Special Restricted Shares will vest with respect to 1/3 of the shares on each of the first three (3) anniversaries of the Effective Date, provided the Executive is still employed on each applicable vesting date. Upon a termination of employment of the Executive by the Company without Cause or by the Executive for Good Reason or by reason of his death or Disability, the Special Restricted Shares shall immediately vest. All other terms and conditions of the Special Restricted Shares will be governed by the Plan. To the extent the grant of Special Restricted Shares is not approved by the Trustees or would violate rules and regulations under the Plan or applicable law (the "Excess Amount"), the Executive will receive a one-time special cash bonus (the "Special Cash Bonus") equal to the Excess Amount. The Special Cash Bonus, if any, will be paid to the Executive in three equal installments on each of the first three (3) anniversaries of the Effective Date, provided the Executive is still employed by the Company on each applicable anniversary. Upon a termination of employment of the Executive by the Company without Cause or by the Executive for Good Reason, the Special Cash Bonus shall immediately vest and be payable.

                  B. Subsequent Grants. Within 30 days of each of the first anniversary and the second anniversary of the Effective Date, or if the Effective Time occurs during the two-month period prior to March 3, 2003, within 30 days after each such anniversary, subject to the approval of the Trustees, provided the Executive is still employed by the Company on each applicable anniversary, the Executive will receive a grant of restricted shares (the "Restricted Shares") pursuant to the Plan, with a value equal to at least $5,500,000, based on the Fair Market Value on the date of the applicable grant. The number of Restricted Shares granted shall be determined by dividing $5,500,000 by the Fair Market Value on the date of the applicable grant. Such Restricted Shares shall vest in equal installments on each of the first three
(3) anniversaries of the date of grant, provided the Executive is still employed by the Company on each applicable anniversary. All other terms and conditions of the Restricted Shares will be governed by the Plan. Upon a termination of employment of the Executive by the Company without Cause or by the Executive for Good Reason or by reason of his death or Disability, the Restricted Shares shall immediately vest. To the extent any such grant of Restricted Shares is not approved by the Trustees or would violate rules and regulations under the Plan or applicable law, the Executive will receive a cash bonus equal to such excess amount. The Cash Bonus, if any, will be paid in equal installments on each of the first three (3) anniversaries of the date of grant, provided the Executive is still employed by the Company on each applicable anniversary. Upon a termination of employment of the Executive by the Company without Cause or by the Executive for Good Reason, the Cash Bonus shall immediately vest and be payable.

                  (v) Retirement Benefits. Effective as of the Effective Time, the Executive's benefits under the Company's qualified and non-qualified excess and supplemental defined benefit retirement plans (the "SERP") shall be frozen, giving effect to Section 9(d)(v) of the Prior Agreement for purposes of calculating such benefits (the "Retirement Benefits").

                  (vi) Other Employee Benefits and Perquisites. During the Employment Period, except with respect to benefits under qualified and non-qualified excess and supplemental defined benefit retirement plans, the Executive shall receive employee benefits and perquisites no less favorable than those provided to the Executive immediately prior to the date hereof.


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                  (vii) Expenses. During the Employment Period, the Executive
shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's policies.

                  (viii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company as in effect with respect to the senior executives of the Company.

            4. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days in a 365-day period as a result of incapacity due to mental or physical illness which may be reasonably expected to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive's legal representative.

            (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                  (i) the continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or

                  (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, or

                  (iii) commission of a felony or guilty or nolo contendere plea by the Executive with respect thereto (other than any such commission or plea relating to traffic violations).

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company (the "Board") or upon the instructions of the Chief Executive Officer of the Parent or a senior officer of the Parent or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by


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the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i), (ii) or (iii) above, and specifying the particulars thereof in detail.

            (c) Good Reason. The Executive's employment may be terminated by the Executive with or without Good Reason. For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the Executive:

                  (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a) of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

                  (ii) a material breach of the terms of this Agreement, including, without limitation, any failure by the Company to comply with any of the provisions of Section 3(b) or 10(c) of this Agreement; or

                  (iii) the Company's requiring the principal work location of Executive to be located other than as provided in Section 3(a)(i)(z) hereof.

The Executive's mental or physical incapacity following the occurrence of an event described above in clauses (i) through (iii) shall not affect the Executive's ability to terminate employment for Good Reason.

            (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.


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            (e) Date of Termination. "Date of Termination" means (i) if the
Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability or the Executive resigns for Good Reason, the Date of Termination shall be the date on which the Company or the Executive, as the case may be, notifies the other party of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

            5. Obligations of the Company upon Termination. (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

                  (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                  A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, and (2) the product of (x) the Recent Annual Bonus and (y) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination, and the denominator of which is 365, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2), shall be hereinafter referred to as the "Accrued Obligations"); and

                  B. the amount equal to the product of (1) the number of months and portions thereof from the Date of Termination until the third anniversary of the Effective Date, divided by twelve and (2) the sum of (x) the Executive's Annual Base Salary and (y) the Recent Annual Bonus; and

                  (ii) notwithstanding any provision in an award agreement to the contrary, effective as of the date of termination of the Executive's employment, (A) each and every stock option, restricted stock award, restricted stock unit award and other equity-based award and performance award or any cash equivalents thereof that is outstanding as of the date of termination, shall immediately vest and become exercisable, and (B) for purposes of exercising any such award, the Executive will be deemed to be retirement eligible (the "Equity Benefits"); and

                  (iii) for the remainder of the Executive's life and that of his current spouse, the Company shall continue to provide medical and dental benefits to the Executive and his current spouse, at no cost to the Executive or his current spouse and otherwise on the same basis such benefits were provided to the Executive immediately prior to the Date of Termination (collectively "Medical Benefits"); and

                  (iv) the Executive shall be paid the Retirement Benefits in a lump sum within 30 days after the Date of Termination; and


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                  (v) to the extent not theretofore paid or provided, the
Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies through the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

            (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations, the Retirement Benefits and the timely payment or provision of Other Benefits. In addition, the Executive shall receive the Equity Benefits, subject to the approval of the Trustees, where necessary. Accrued Obligations and the Retirement Benefits shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(b) shall include death benefits as in effect on the date of the Executive's death with respect to senior executives of the Company and his beneficiaries and the provision of the Medical Benefits to the Executive's current spouse.

            (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations, the Retirement Benefits and the timely payment or provision of Other Benefits. In addition, the Executive shall receive the Equity Benefits, subject to the approval of the Trustees, where necessary. Accrued Obligations and the Retirement Benefits shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this
Section 5(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits as in effect at any time thereafter generally with respect to senior executives of the Company and the provision of the Medical Benefits to the Executive and his current spouse.

            (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay or provide to the Executive (i) the Annual Base Salary through the Date of Termination,
(ii) the Retirement Benefit in a lump sum within 30 days after the Date of Termination, (iii) the Medical Benefits with respect to expenses incurred prior to the date of termination, and (iv) the Other Benefits, in each case to the extent theretofore unpaid.

            (e) After Employment Period. If the Executive's employment shall terminate for any reason following the Employment Period, the Company shall pay or provide to the Executive, (i) the Retirement Benefit in a lump sum within 30 days after the date of termination, (ii) the Medical Benefits, and (iii) the Other Benefits, to the extent theretofore unpaid.

            6. Non-exclusivity of Rights. Except as specifically provided, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify. Amounts which are vested benefits or which the Executive is


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otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

            7. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), provided the Executive brings or defends such action in good faith.

            8. Certain Additional Payments by the Company.

            (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company or its affiliates to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 8) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

            (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG LLP or such other certified public accounting firm reasonably acceptable to the Company as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined


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pursuant to this Section 8, shall be paid by the Company to the Executive within five days of the later of (i) the due date for the payment of any Excise Tax, and (ii) the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

            (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                  (i) give the Company any information reasonably requested by the Company relating to such claim,

                  (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                  (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                  (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before


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any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

            (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

            9. Confidential Information; Restrictive Covenants. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

            (a) Noncompetition. During the period Executive is actively employed by the Company, and for the one-year period following the Executive's termination of employment with the Company, other than a termination by the Company without Cause or by the Executive for Good Reason (the "Restriction Period), the Executive shall not become associated with any entity, whether as a principal, partner, employee, consultant or shareholder (other than as a holder of 1% or less of the outstanding voting shares of any publicly traded company) that is actively engaged in any consumer lending business (including mortgage and credit card lending) (a "Competitive Entity"). An entity will not be considered a Competitive Entity if that entity and its affiliates (or their predecessors) originated consumer loans in the most recently completed calendar year in an amount less than $10 billion. Without limitation of the foregoing, during the

Restriction Period, the Executive shall not solicit the business of, or otherwise attempt to establish any business relationship of a nature that is competitive with the business or relationship of the Company or its subsidiaries with, any person or entity who was a significant commercial customer or client of the Company or its subsidiaries within 6 months immediately prior to the date of the Executive's termination of employment, including, without limitation, Saks, GM, Union Privilege and their affiliates.

            (b) Nonsolicitation. During the Restriction Period, the Executive will not directly or indirectly induce any employees of the Company or its affiliates to terminate employment with any such entity, and shall not, directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, hire, employ or offer employment or assist in hiring, employing or offering employment, to any person who is or was employed by the Company or an affiliate unless such person shall have ceased to be employed by such entity for a period of at least 6 months prior to the date of the Executive's termination of employment.

            10. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

            (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

            (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

            11. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. Any dispute, controversy or claim between the parties arising out of or relating to or in connection with this Agreement, or in any way relating to any other relationship that exists or has existed between the parties hereto, or any amendment or modification hereof, shall be settled by the courts of the State of Delaware. The parties hereby explicitly agree to waive any legal or contractual right they or either of them may have to contest any dispute, controversy or claim between the parties arising out of or relating to or in connection with this Agreement, or any amendment or modification hereof, in any other forum whether judicial or otherwise. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Executive:

            Household International, Inc.
            2700 Sanders Road
            Prospect Heights, Illinois  60070
            Attention:  William F. Aldinger

            If to the Company:

            Household International, Inc.
            2700 Sanders Road
            Prospect Heights, Illinois  60070
            Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

            (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

            (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c)(i)-(iii) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

            (f) From and after the Effective Date this Agreement shall supersede any other employment, severance or change of control agreement between the parties with respect to the subject matter hereof including without limitation the Prior Agreement, except as expressly provided herein.

            (g) This Agreement shall become effective if and only if the Effective Time (as defined in the Merger Agreement) occurs..

            IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                            /s/ W. F. Aldinger
                                            ------------------------------------
                                            WILLIAM F. ALDINGER

                                            HOUSEHOLD INTERNATIONAL, INC.


                                            By /s/ C. P. Kelly
                                              ----------------------------------